UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BioAtla, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ATTENTION – ADJOURNMENT NOTICE AND VOTE

REQUEST FOR BIOATLA, INC.

NEW MEETING DATE IS JANUARY 12, 2026

Dear Stockholder,

The special meeting of Stockholders for BioAtla, Inc. originally scheduled for December 30, 2025, at 8:00 AM Pacific Time has been adjourned to allow additional time for stockholders to vote on the Reverse Stock Split Proposal. The new meeting date is scheduled for January 12, 2026 at 8:30 AM Pacific Time.

Our records indicate that we have not received your vote.

At the rescheduled special meeting, you will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation to, at the discretion of our board of directors, effect a reverse stock split with respect to our issued and outstanding common stock, at any time prior to June 30, 2026, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range to be determined at the discretion of our board of directors without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”). We ask that you cast your vote in advance of the meeting, regardless of your plans to attend.

Both leading independent proxy advisory firms, Institutional Shareholder Services and Glass Lewis, recommend that stockholders support the Reverse Stock Split Proposal.

Please mark, sign, and return the enclosed ballot to submit your vote. You may visit https://web.viewproxy.com/BCAB/2026 to review the supporting materials, register for the meeting, or place your vote online in lieu of signing and sending the enclosed ballot.

If you prefer to call in your vote, you may speak to a live Proxy Specialist toll free at 1-855-206-1653 between the hours of 9:00 AM -10:00 PM Eastern Time, Monday through Friday.

Please vote as soon as possible. Voting will close on January 11, 2026, at 11:59 PM Eastern Time.

Thank you,

BioAtla, Inc.